UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A
(Amendment No.1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 15, 2007
HANSEN MEDICAL, INC.
(Exact name of registrant as specified in charter)

Delaware	001-33151	14-1850535
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
380 North Bernardo Avenue
Mountain View, California 94043
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (650) 404-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
Item 9.01. Financial Statements and Exhibits
SIGNATURES

Item 2.01 Completion of Acquisition or Disposition of Assets.
     This Current Report on Form 8-K/A is filed as an amendment to the Current Report on Form 8-K dated November 15, 2007, filed by Hansen Medical, Inc. (the “Company”) with the Securities and Exchange Commission announcing the completion of its acquisition of AorTx, Inc. (“AorTx”). The information previously reported in the original 8-K is hereby incorporated by reference into this Form 8-K/A. This Form 8-K/A amends Item 9.01 of the original 8-K to provide the following items:
(a) Financial Statements of Business Acquired
Financial statements of AorTx, Inc. (a development stage enterprise) for the years ended December 31, 2006 and 2005, for the nine months ended September 30, 2007 and 2006 and, cumulatively, for the period from November 5, 2003 (date of inception) to September 30, 2007.
(b) Pro Forma Financial Information
Unaudited pro forma condensed combined consolidated financial information as of December 31, 2006 and for the year then ended and for the nine months ended September 30, 2007.
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired
Financial statements of AorTx, Inc. (a development stage enterprise) for the years ended December 31, 2006 and 2005, for the nine months ended September 30, 2007 and 2006 and, cumulatively, for the period from November 5, 2003 (date of inception) to September 30, 2007.

Report of Independent Auditors
To the Board of Directors and Stockholders of
AorTx, Inc.
(A development stage enterprise)
In our opinion, the accompanying balance sheets and the related statements of operations, of stockholders’ deficit and redeemable convertible preferred stock and of cash flows present fairly, in all material respects, the financial position of AorTx, Inc. (a development stage enterprise) at December 31, 2006 and 2005 and the results of its operations and its cash flows, for the years ended December 31, 2006 and 2005 and, cumulatively, for the period from November 5, 2003 (date of inception) to December 31, 2006 (not separately presented), in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
/s/ PricewaterhouseCoopers LLP
San Jose, California

January 25, 2008

AorTx, Inc.
(A development stage enterprise)
Balance Sheets

	December 31,		September 30,
	2005	2006	2007
			(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$672,331	$77,596	$63,368
Prepaid expenses and other current assets	1,231	26,375	5,502

Total current assets	673,562	103,971	68,870

Property and equipment, net	30,732	52,910	41,099
Other assets	35,210	11,737	11,737

Total assets	$739,504	$168,618	$121,706

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$111,159	$480,460	$670,527
Accrued liabilities	16,382	7,329	13,061
Note payable	—	—	43,050
Convertible notes payable	2,250,941	—	—

Total current liabilities	2,378,482	487,789	726,638

Other long-term liabilities	33,671	38,646	29,250
Warrant liability	—	485,863	2,652,289

Total liabilities	2,412,153	1,012,298	3,408,177

Commitments (Note 4)

Redeemable convertible preferred stock, par value $0.001:
Authorized: 18,000,000 shares Issued and outstanding: zero, 13,242,944 and 15,249,119 shares at December 31, 2005 and 2006 and September 30, 2007 (unaudited), respectively (Liquidation value: $3,178,306 and $3,659,788 at December 31, 2006 and September 30, 2007 (unaudited), respectively)	—	3,115,494	3,584,866

Stockholders’ deficit
Common stock, par value $0.001:
Authorized: 30,000,000 shares Issued and outstanding: 5,301,527 shares at December 31, 2005 and 5,325,463 shares at both December 31, 2006 and September 30, 2007 (unaudited)	5,302	5,325	5,325
Additional paid-in capital	222,861	415,298	1,106,937
Deficit accumulated during the development stage	(1,900,812)	(4,379,797)	(7,983,599)

Total stockholders’ deficit	(1,672,649)	(3,959,174)	(6,871,337)

Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$739,504	$168,618	$121,706

The accompanying notes are an integral part of these condensed consolidated financial statements.

AorTx, Inc.
(A development stage enterprise)
Statements of Operations

					Cumulative
					Period from
					November 5, 2003
					(Date of
			Nine Months ended		Inception) to
	Year ended December 31,		September 30,		September 30,
	2005	2006	2006	2007	2007
			(Unaudited)		(Unaudited)
Operating Expenses
Research and development	$1,183,188	$1,553,579	$1,179,264	$1,130,834	$3,929,134
General and administrative	389,842	722,837	571,302	430,872	1,690,133

Total operating expenses	1,573,030	2,276,416	1,750,566	1,561,706	5,619,267

Loss from operations	(1,573,030)	(2,276,416)	(1,750,566)	(1,561,706)	(5,619,267)

Interest and other income	2,243	11,947	10,966	6,085	37,314
Interest and other expense	(134,643)	(214,516)	(189,853)	(2,048,181)	(2,401,646)

Net Loss	$(1,705,430)	$(2,478,985)	$(1,929,453)	$(3,603,802)	$(7,983,599)

The accompanying notes are an integral part of these condensed consolidated financial statements.

AorTx, Inc.
(A development stage enterprise)
Statements of Stockholders’ Deficit and Redeemable Convertible Preferred Stock

						Deficit
						Accumulated
	Redeemable Convertible				Additional	During the	Total
	Preferred Stock		Common Stock		Paid-In	Development	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Stage	Deficit
Issuance of common stock in November 2003 for cash at $0.001 per share	—	$—	1,800,000	$1,800	$—	$—	$1,800
Issuance of common stock in December 2003 in exchange for licensing agreement at $0.001 per share	—	—	450,000	450	—	—	450
Issuance of common stock from February through December 2004 for cash at $0.001 per share	—	—	1,838,750	1,839	—	—	1,839
Issuance of common stock in July and December 2004 in exchange for services at $0.001 per share	—	—	2,080,625	2,080	—	—	2,080
Repurchase of unvested restricted common stock in November 2004 at $0.001 per share	—	—	(1,364,375)	(1,364)	—	—	(1,364)
Exercise of common stock options in December 2004 for cash at $0.001 per share	—	—	25,000	25	—	—	25
Nonemployee stock-based compensation	—	—	—	—	1,345	—	1,345
Net loss	—	—	—	—	—	(195,382)	(195,382)

Balances, December 31, 2004	—	—	4,830,000	4,830	1,345	(195,382)	(189,207)

Issuance of common stock in March and November 2005 for cash at $0.001 per share and future services	—	—	1,467,152	1,467	—	—	1,467
Repurchase of unvested restricted common stock in November 2005 at $0.001 per share	—	—	(995,625)	(995)	—	—	(995)
Nonemployee stock-based compensation	—	—	—	—	221,516	—	221,516
Net loss	—	—	—	—	—	(1,705,430)	(1,705,430)

Balances, December 31, 2005	—	—	5,301,527	5,302	222,861	(1,900,812)	(1,672,649)

Issuance of common stock from April through October 2006 for cash at $0.001 per share and future services	—	—	769,725	769	—	—	769
Repurchase of unvested restricted common stock in August and October 2006 at $0.001 per share	—	—	(869,892)	(870)	—	—	(870)
Issuance of Series A redeemable convertible preferred stock in November 2006 for cash and conversion of notes and related interest at $0.24 per share, net of issuance costs of $62,812	13,242,944	3,115,494	—	—	—	—	—
Exercise of stock options in April, May, August and November 2006 for cash at $0.001 per share	—	—	124,103	124	—	—	124
Employee stock-based compensation recognized under SFAS No. 123(R)	—	—	—	—	64,874	—	64,874
Nonemployee stock-based compensation	—	—	—	—	127,563	—	127,563
Net loss	—	—	—	—	—	(2,478,985)	(2,478,985)

Balances, December 31, 2006	13,242,944	3,115,494	5,325,463	5,325	415,298	(4,379,797)	(3,959,174)

Issuance of Series A redeemable convertible preferred stock in February 2007 for cash at $0.24 per share, net of issuance costs of $12,110 (unaudited)	2,006,175	469,372	—	—	—	—	—
Employee stock-based compensation recognized under SFAS No. 123(R) (unaudited)	—	—	—	—	197,178	—	197,178
Nonemployee stock-based compensation (unaudited)	—	—	—	—	494,461	—	494,461
Net loss (unaudited)	—	—	—	—	—	(3,603,802)	(3,603,802)

Balances, September 30, 2007 (unaudited)	15,249,119	$3,584,866	5,325,463	$5,325	$1,106,937	$(7,983,599)	$(6,871,337)

The accompanying notes are an integral part of these financial statements.

AorTx, Inc.
(A development stage enterprise)
Statements of Cash Flows

					Cumulative
					Period from
					November 5,
					2003 (Date of
					Inception) to
	Year ended December 31,		Nine Months ended September 30,		September 30,
	2005	2006	2006	2007	2007
			(Unaudited)		(Unaudited)
Cash flows from operating activities
Net loss	$(1,705,430)	$(2,478,985)	$(1,929,453)	$(3,603,802)	$(7,983,599)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,849	10,060	6,865	11,811	27,563
Nonemployee stock-based compensation	221,516	127,563	104,419	494,461	844,885
Employee stock-based compensation under FAS 123(R)	—	64,874	47,685	197,178	262,052
Common stock issued in exchange for services and license agreement	—	—	—	—	2,530
Interest expense for convertible promissory notes	134,636	214,601	189,730	—	353,542
Change in fair value of warrants	—	(615)	—	2,047,908	2,047,293
Changes in operating assets and liabilities:
Prepaids and other current assets	3,081	(25,144)	(31,769)	20,873	(5,502)
Other assets	—	23,473	23,473	—	(11,737)
Accounts payable	6,671	369,301	304,532	190,067	670,527
Accrued liabilities	16,382	(9,053)	47,564	5,732	13,061
Other long-term liabilities	33,671	4,975	8,107	(9,396)	29,250

Net cash used in operating activities	(1,284,624)	(1,698,950)	(1,228,847)	(645,168)	(3,750,135)

Cash flows from investing activities
Purchase of property and equipment	(34,174)	(32,238)	(20,000)	—	(68,662)

Net cash used in investing activities	(34,174)	(32,238)	(20,000)	—	(68,662)

Cash flows from financing activities
Proceeds from note payable	—	—	—	43,050	43,050
Proceeds from issuance of convertible notes payable	1,625,000	725,000	600,000	—	2,837,000
Proceeds from issuance of redeemable convertible preferred stock and related warrants, net	—	411,430	—	587,890	999,320
Proceeds from issuance of common stock	1,467	769	830	—	5,875
Repurchase of unvested common stock	(995)	(870)	(450)	—	(3,229)
Proceeds from exercise of common stock options	—	124	101	—	149

Net cash provided by financing activities	1,625,472	1,136,453	600,481	630,940	3,882,165

Net increase (decrease) in cash and cash equivalents	306,674	(594,735)	(648,366)	(14,228)	63,368
Cash and cash equivalents at beginning of period	365,657	672,331	672,331	77,596	—

Cash and cash equivalents at end of period	$672,331	$77,596	$23,965	$63,368	$63,368

Supplemental non-cash investing and financing activities:
Conversion of convertible notes payable and accrued interest into Series A redeemable convertible preferred stock and related warrants	—	$3,190,542	—	—	$3,190,542
The accompanying notes are an integral part of these condensed consolidated financial statements.

AorTx, Inc.
(A development stage enterprise)
Notes to Financial Statements
December 31, 2006 and 2005
1. Formation and Business of the Company
AorTx, Inc. (formerly CardiacMD, Inc.) (the “Company”) was incorporated in the state of Delaware on November 5, 2003 for the purpose of developing various medical devices for cardiovascular applications. The Company is considered to be in the development stage and, since inception, has devoted substantially all of its resources to recruiting personnel, developing its product technology, obtaining patents to protect its intellectual property and raising capital.
The Company is subject to risks common to companies in the development stage including, but not limited to, development of new products, development of markets and distribution channels, dependence on key personnel, and the ability to obtain additional capital as needed to fund its product plans. Through September 30, 2007, the Company has been funded by notes payable and private equity financings. The Company has a limited operating history and has yet to generate any revenues from customers. The Company’s ultimate success is dependent upon its ability to raise additional capital and to successfully develop and market its product. As a result, the Company may need or choose to raise additional capital or incur indebtedness to continue to fund its operations in the future. The Company cannot be certain that sufficient funds will be available when required or on satisfactory terms. Additionally, there can be no assurance that the Company’s products or services will be accepted in the marketplace or that any future products or services can be developed or manufactured at an acceptable cost. These factors could have a material adverse effect on the Company’s future financial results, financial position and cash flows.
Since inception through September 30, 2007 (unaudited), the Company has incurred accumulated losses from operations totaling approximately $8.0 million and has not generated positive operating cash flows. The Company expects such losses to continue into the foreseeable future as it proceeds with its efforts to develop and commercialize its technologies. On November 15, 2007, the Company was acquired by Hansen Medical, Inc. (Note 9).
2. Summary of Significant Accounting Policies
Unaudited Interim Financial Information
The accompanying balance sheet as of September 30, 2007, the statements of operations and of cash flows for the nine months ended September 30, 2006 and 2007 and, cumulatively, for the period from November 5, 2003 (date of inception) to September 30, 2007 and the statement of redeemable convertible preferred stock and stockholders’ deficit for the nine months ended September 30, 2007 are unaudited. The unaudited interim financial statements have been prepared on the same basis as the annual financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company’s financial position and results of operations and cash flows for the nine months ended September 30, 2006 and 2007 and, cumulatively, for the period from inception to September 30, 2007. The financial data and other information disclosed in these notes to the financial statements related to the nine-month periods are unaudited. The results of the nine months ended September 30, 2007 are not necessarily indicative of the results to be expected for the year ending December 31, 2007 or for any other interim period or for any other future year.
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Concentration of Credit Risk and Other Risks and Uncertainties
Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents. Cash and cash equivalents are deposited in demand and money market accounts at one financial institution. At times, such deposits may be in excess of insured limits. The Company has not experienced any losses on its deposits of cash and cash equivalents.
Most of the products developed by the Company will require clearance from the U.S. Food and Drug Administration (“FDA”) or foreign regulatory agencies prior to commercial sales. There can be no assurance the Company’s products will receive the necessary clearances. If the Company was denied clearance or clearance was delayed, it might have a material adverse impact on the Company.
Fair Value of Financial Instruments
Carrying amounts of certain of the Company’s financial instruments, including cash and cash equivalents, prepaid expenses and other current assets, accounts payable and accrued liabilities approximate fair value due to their short maturities. Based on borrowing rates currently available to the Company for loans with similar terms, the carrying value of the notes payable approximates fair value.
Cash and Cash Equivalents
The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. Cash and cash equivalents include certificates of deposit and various deposit accounts.
Property and Equipment
Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation of property and equipment is computed using the straight line method over their estimated useful lives of three to five years. Leasehold improvements are amortized on a straight-line basis over the lesser of their useful life or the term of the lease. Upon retirement or sale, the cost and related accumulated depreciation are removed from the balance sheet and the resulting gain or loss is reflected in operations. Maintenance and repairs are charged to operations as incurred.
Impairment of Long-Lived Assets
The Company evaluates its long-lived assets for indicators of possible impairment by comparison of the carrying amounts to future net undiscounted cash flows expected to be generated by such assets when events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Should an impairment exist, the impairment loss would be measured based on the excess carrying value of the asset over the asset’s fair value or discounted estimates of future cash flows. The Company has not identified any such impairment losses to date.
Redeemable Convertible Preferred Stock Warrants
Freestanding warrants and other similar instruments related to shares that are redeemable are accounted for in accordance with Statement of Financial Accounting (“SFAS”) No. 150, Accounting for Certain Financial instruments with Characteristics of both Liabilities and Equity. Under SFAS No. 150, the freestanding warrants that are related to the Company’s redeemable convertible preferred stock are classified as liabilities on the balance sheet. The warrants are subject to re-measurement at each balance sheet date and any change in fair value is recognized as a component of other income or expense. For the year ended December 31, 2006, there was no significant change in the fair value of the warrants. For the nine months ended September 30, 2007 (unaudited), the Company recorded a charge of $2,047,908 to other expense to reflect the change in the fair value of the warrants. The Company will continue to adjust the liability for changes in fair value until the earlier of the exercise or expiration of the warrants, or at the completion of a liquidation event, at which time all preferred stock warrants will be converted into warrants to purchase common stock and, accordingly, the liability will be reclassified to equity.

Income Taxes
The Company accounts for income taxes using the liability method whereby deferred tax asset and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established to reduce deferred tax assets when management estimates, based on available objective evidence, that it is more likely than not that the benefit will not be realized for the deferred tax assets.
Research and Development
Research and development costs are charged to operations as incurred. Research and development costs include, but are not limited to, payroll and other personnel expenses, prototype materials, laboratory supplies, and consulting costs.
Stock-Based Compensation
The Company accounts for stock-based employee compensation in accordance with SFAS 123(R), Share-Based Payment. SFAS No. 123(R) requires the recognition of compensation expense, using a fair-value based method, for costs related to all share-based payments including stock options. SFAS No. 123(R) requires companies to estimate the fair value of share-based payment awards on the date of grant using an option pricing model. There were no options granted to employees prior to the SFAS No. 123(R) effective date. All option grants valued after January 1, 2006 will be expensed on the straight-line basis over the requisite service period.
The Company accounts for equity instruments issued to nonemployees in accordance with the provision of SFAS No. 123 and Emerging Issues Task Force (“EITF”) No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling Goods or Services. Equity instruments issued to nonemployees are recorded at their fair value on the measurement date and are subject to periodic adjustments as the underlying equity instruments vest.
Recent Accounting Pronouncements
In June 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109 (“FIN No. 48”), which clarifies the accounting for uncertainty in tax positions. FIN No. 48 requires that the Company recognize the impact of a tax position in the financial statements, if that position is more likely than not to be sustained on audit, based on the technical merits of the position. The provisions of FIN No. 48 are effective as of the beginning of the Company’s 2008 fiscal year. The Company is currently evaluating the potential impact that the adoption of FIN No. 48 will have on its financial statements.
In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value under generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 does not require any new fair value measurements, but provides guidance on how to measure fair value by providing a fair value hierarchy used to classify the source of the information. SFAS No. 157 is effective for the Company’s 2008 fiscal year. The Company is currently assessing the potential impact that the adoption of SFAS No. 157 will have on its financial statements.
In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities-Including an amendment of FASB Statement No. 115 (“SFAS No. 159”), which is effective January 1, 2008. SFAS No. 159 permits the Company to choose to measure many financial instruments and certain other items at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. The Company is currently evaluating the impact, if any, that the adoption of SFAS No. 159 will have on its financial statements.

3. Balance Sheet Components

	December 31,		September 30,
	2005	2006	2007
			(Unaudited)
Property and equipment, net
Laboratory equipment	$26,908	$46,908	$46,908
Computer equipment and software	9,516	9,516	9,516
Leasehold improvements	—	12,238	12,238

	36,424	68,662	68,662
Less: Accumulated depreciation and amortization	(5,692)	(15,752)	(27,563)

Net property and equipment	$30,732	$52,910	$41,099

Depreciation and amortization expense for the years ended December 31, 2005 and 2006 and, cumulatively, for the period from November 5, 2003 (date of inception) to September 30, 2007 (unaudited) was $4,849, $10,060 and $27,563, respectively. Depreciation and amortization expense for the nine months ended September 30, 2006 and 2007 (unaudited) was $6,855 and $11,811, respectively.
4. Commitments
The Company rents its office and laboratory facilities under an operating lease, which expires in January 2010. Rent expense for the years ended December 31, 2005 and 2006 and, cumulatively, for the period from November 5, 2003 (date of inception) to September 30, 2007 (unaudited) was $73,199, $81,497 and $214,891, respectively. Rent expense for the nine months ended September 30, 2006 and 2007 (unaudited) was $60,441 and $60,195, respectively.
At December 31, 2006, future minimum payments under the lease are as follows:

Year Ending December 31,
2007	$82,980
2008	82,980
2009	82,980
2010	6,915

$255,855

5. Notes Payable
Convertible Notes Payable
From December 2004 through October 2006, the Company issued convertible promissory notes payable bearing interest at 10% per annum in exchange for cash of $2,837,000. In November 2006, the outstanding convertible notes payable and accrued interest totaling $3,190,542 plus cash of $474,242 were exchanged for 13,242,944 shares of Series A redeemable convertible preferred stock and warrants to purchase 2,026,992 shares of Series A redeemable convertible preferred stock. The conversion price was $0.24 for each preferred share or warrant to purchase each preferred share.
The warrants to purchase 2,026,992 shares of Series A redeemable convertible preferred stock at $0.001 per share are fully exercisable and expire in November 2026. The fair value of the warrants of $486,478 was estimated using the Black-Scholes option pricing model using the following assumptions: dividend yield of 0%, expected volatility of 70%, risk free interest rate of 4.77%, and expected term of 20 years and was recorded as a warrant liability on the balance sheet date. As of December 31, 2006 and September 30, 2007 (unaudited) all of the warrants are still outstanding.

Note Payable
In September 2007, the Company issued a promissory note payable to Hansen Medical, Inc., bearing interest at 6% per annum in exchange for cash of $43,050. The outstanding principal and accrued interest thereon shall be due upon the earlier of (i) the closing of a reorganization, (ii) the closing of the next equity financing or (iii) February 29, 2008.
6. Redeemable Convertible Preferred Stock
The Company’s Articles of Incorporation, as amended, authorize 18,000,000 shares of $0.001 par value redeemable convertible preferred stock (“preferred stock”).
As of December 31, 2006, the convertible preferred stock comprises:

Number of
	Number of	Shares Issued			Liquidation
	Shares	and		Liquidation	Preference per
	Authorized	Outstanding	Carrying Value	Value	Share
Series A	18,000,000	13,242,944	$3,115,494	$3,178,306	$0.24
As of September 30, 2007 (unaudited), the convertible preferred stock comprises:

Number of
	Number of	Shares Issued			Liquidation
	Shares	and		Liquidation	Preference per
	Authorized	Outstanding	Carrying Value	Value	Share
Series A	18,000,000	15,249,119	$3,584,866	$3,659,788	$0.24
Dividends
The holders of Series A convertible preferred stock are entitled to receive dividends, when, and if declared by the Board of Directors, out of any assets at the time legally available at the dividend rate of $0.0192 per share per annum. The right to receive dividends on shares of preferred stock shall not be cumulative. No dividends have been declared to date.
Liquidation
Upon liquidation, dissolution, or winding up of the Company and including a merger, acquisition or sale of assets, before distribution or payment is made to the holders of common stock, the holders of Series A preferred stock are entitled to a liquidation preference of $0.24 per share (as adjusted for any stock dividends, stock splits or recapitalizations and similar events), plus all declared and unpaid dividends thereon to the date fixed for such distribution. If the assets of the Company are insufficient to permit the payment to such holders of the full preferential amounts, then the entire assets of the Company legally available for distribution are to be distributed ratably among the holders of the Series A convertible preferred stock in proportion to the full amounts each such holder is otherwise entitled to receive. The treatment of any particular transaction or series of transactions as a liquidation event may be waived upon the affirmative vote or written consent by holders of at least 66 2/3% of the voting power of the preferred stock holders.

Conversion
At the option of the holder thereof, each share of preferred stock shall be convertible, at any time or from time to time, into fully paid and nonassessable shares of common stock as is determined by dividing the applicable original issue price for such series by the applicable conversion price for such series.
Each share of preferred stock shall automatically be converted into shares of common stock immediately upon the earlier of (i) at anytime upon the affirmative election of the holders of at least a majority of the then-outstanding shares of the preferred stock, or (ii) immediately upon the closing of a firmly underwritten public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, the public offering price of which is not less than $0.72 per share (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalization) and which results in proceeds to the corporation of at least $25,000,000, net of underwriting discounts and commissions.
Voting
Each holder of preferred stock shall be entitled to the number of votes equal to the number of shares of common stock into which such holder’s shares of preferred stock could be converted as of the record date. The holders of shares of the preferred stock shall be entitled to vote on all matters on which the common stock shall be entitled to vote. The holders of Series A preferred stock shall be entitled to elect two directors. The holders of common stock and preferred stock, voting as a single class shall be entitled to elect one director.
7. Stockholders’ Deficit
Common Stock
The Articles of Incorporation, as amended, authorize the Company to issue 30,000,000 shares of $0.001 par value common stock. Common stockholders are entitled to dividends as and when declared by the Board of Directors, subject to the rights of holders of all classes of stock outstanding having priority rights as to dividends. There have been no dividends declared to date. The holder of each share of common stock is entitled to one vote.
The Company has issued shares of common stock under restricted stock purchase agreements. For founders, employees and consultants of the Company these agreements contain provisions for the repurchase of unvested shares by the Company at the original issuance price for individuals who terminate their relationship with the Company. The repurchase rights generally lapse over approximately three to four years. At December 31, 2006 and September 30, 2007 (unaudited), 2,298,359 and 1,450,117 outstanding shares of common stock were subject to repurchase, respectively.
Stock Option Plan
The Company has reserved 2,650,000 shares of its common stock under its 2004 Stock Option Plan (the “Plan”) for issuance of nonstatutory and incentive stock options to employees, directors and consultants of the Company. Options granted under the Plan may be either incentive stock options or nonqualified stock options. Incentive stock options (“ISO”) may be granted only to Company employees (including officers and directors). Nonqualified stock options (“NSO”) may be granted to Company employees and consultants.
Options to purchase the Company’s common stock may be granted at a price not less than 85% of the fair market value in the case of nonstatutory stock options, and at a price not less than fair market value in the case of incentive stock options, except for an employee or nonemployee with options who owns more than 10% of the voting power of all classes of stock of the Company in which case the exercise price shall be no less than 110% of the fair market value per share on the grant date. Fair market value is determined by the Board of Directors. Options become exercisable as determined by the Board of Directors but in no case at a rate less than 20% per annum over five years from the grant date. Options expire as determined by the Board of Directors but not more than ten years after the date of grant.

Activity under the Plan is as follows:

		Outstanding Options
			Weighted
	Shares		Average
	Available	Number of	Exercise
	for Grant	Shares	Price
Shares reserved at Plan inception	700,000
Options granted	(355,000)	355,000	$0.001
Options exercised	—	(25,000)	$0.001

Balances, December 31, 2004	345,000	330,000	$0.001

Additional shares reserved	850,000
Options granted	(655,000)	655,000	$0.001
Options cancelled	10,000	(10,000)	$0.001

Balances, December 31, 2005	550,000	975,000	$0.001

Additional shares reserved	1,100,000
Options granted	(333,250)	333,250	$0.002
Options exercised	—	(124,103)	$0.001
Options cancelled	119,897	(119,897)	$0.001

Balances, December 31, 2006	1,436,647	1,064,250	$0.001

Options granted (unaudited)	(1,665,897)	1,665,897	$0.030
Options cancelled (unaudited)	229,250	(229,250)	$0.002

Balances, September 30, 2007 (unaudited)	—	2,500,897	$0.020

The options outstanding and exercisable by exercise price at December 31, 2006 are as follows:

				Options Vested and
	Options Outstanding			Exercisable
		Weighted
		Average	Weighted		Weighted
		Remaining	Average		Average
Exercise	Number	Contractual	Exercise	Number	Exercise
Price	Outstanding	Life (Years)	Price	Vested	Price
$0.001	1,054,250	8.18	$0.001	273,756	$0.001
0.030	10,000	9.88	0.030	208	0.030

	1,064,250	8.20	$0.002	273,964	$0.001

The options outstanding and exercisable by exercise price at September 30, 2007 (unaudited) are as follows:

				Options Vested and
	Options Outstanding			Exercisable
		Weighted
		Average	Weighted		Weighted
		Remaining	Average		Average
Exercise	Number	Contractual	Exercise	Number	Exercise
Price	Outstanding	Life (Years)	Price	Vested	Price
$0.001	885,000	7.39	$0.001	104,099	$0.001
0.030	1,615,897	9.55	0.030	578,395	0.030

	2,500,897	8.78	$0.020	682,494	$0.020

Stock-Based Compensation Associated with Awards to Employees
Under SFAS No. 123R, compensation cost for employee stock-based awards is based on the estimated grant-date fair value and is recognized over the vesting period of the applicable award on a straight-line basis. There were no employee stock-based awards granted prior to January 1, 2006. In 2006, the Company issued employee stock-

based awards in the form of stock options. The weighted average estimated fair value of the employee stock options granted in 2006 and the nine months ended September 30, 2007 (unaudited) was $0.16 per share and $0.44 per share, respectively.
The Company uses the Black-Scholes pricing model to determine the fair value of stock options. The determination of the fair value of stock-based payment awards on the date of grant is affected by the stock price as well as assumptions regarding a number of complex and subjective variables. These variables include expected stock price volatility over the term of the awards, actual and projected employee stock option exercise behaviors, risk-free interest rates and expected dividends. The estimated grant date fair values of the employee stock options were calculated using the Black-Scholes valuation model, based on the following assumptions:

	Year Ended	Nine Months Ended
	December 31, 2006	September 30, 2007
		(Unaudited)
Expected volatility	70%	70%
Risk-free interest rate	4.67%-4.83%	4.09%-4.64%
Dividend yield	0%	0%
Expected term (in years)	6	6
Weighted average fair value per common share at date of grant	$0.16	$0.46
Expected Term. The expected term represents the period for which stock-based awards are expected to be outstanding and is based on the options vesting term, the contractual term, and industry peers.
Expected Volatility. Since the Company was a private entity to date with no historical data regarding the volatility of its common stock, the expected volatility used was based upon the volatility of comparable public entities. In evaluating comparable companies, the Company considered factors such as industry, stage of life cycle, size, and duration as a public company.
Risk-Free Interest Rate. The risk-free interest rate assumption was based on the U.S. Treasury instrument whose term was consistent with the expected term of the Company’s stock options.
Dividend Yield. The Company has never declared or paid any cash dividends and does not plan to pay cash dividends in the foreseeable future, therefore, used an expected dividend yield of zero in the valuation model.
Forfeitures. SFAS No. 123(R) also requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Forfeitures were estimated based on historical experience.
As of September 30, 2007 (unaudited), there was $276,987 of total unrecognized compensation cost, net of estimated forfeitures, related to nonvested stock option awards granted after January 1, 2006, which are expected to be recognized over a weighted average period of 3.3 years.

Stock-Based Compensation Related to Nonemployees
Stock-based compensation expense related to equity instruments granted to nonemployees is recognized, on an accelerated basis as they are earned. The Company believes that the fair value of the equity instruments is more reliably measurable than the fair value of the services received. The fair value of stock options granted is calculated at each reporting date using the Black-Scholes option pricing model as prescribed by SFAS No. 123. The fair value for the years ended December 31, 2005 and 2006 and the nine months ended September 2006 and 2007 (unaudited) was calculated using the following assumptions:

	Year Ended December 31,		Nine Months Ended September 30,
	2005	2006	2006	2007
			(Unaudited)
Risk-free interest rate	4.37%-4.38%	4.70%-4.71%	4.60%-4.63%	4.13%-4.34%
Remaining contractual lives (in years)	9	8	8	7
Expected dividends	0%	0%	0%	0%
Expected volatility	70%	70%	70%	70%
Stock-based compensation expense charged to operations for equity instruments issued to nonemployees for the years ended December 31, 2005 and 2006 and, cumulatively, for the period from November 5, 2003 (date of inception) to September 30, 2007 (unaudited) was $221,516, $127,563, and $844,885, respectively. Stock-based compensation expense charged to operations related to nonemployees for the nine months ended September 30, 2006 and 2007 (unaudited) was $104,419 and $494,461, respectively.
Total Stock-Based Compensation
Total stock-based compensation expense related to restricted stock and stock options issued to employees and nonemployees was allocated to research and development and general and administrative as follows:

					Cumulative
					Period from
					November 5, 2003
					(Date of
					Inception) to
	Year Ended December 31,		Nine Months Ended September 30,		September 30,
	2005	2006	2006	2007	2007
			(Unaudited)		(Unaudited)
Research and development	$91,474	$169,323	$137,953	$629,060	$890,739
General and administrative	130,042	23,114	14,151	62,579	216,197

	$221,516	$192,437	$152,104	$691,639	$1,106,936

8. Income Taxes
Temporary differences which give rise to significant portions of deferred tax assets and liabilities as of December 31, 2006 and 2005 are as follows:

	December 31,
	2005	2006
Net operating loss carryforwards	$587,000	$1,375,000
Research and development tax credits	95,000	214,000
Intangibles	40,000	124,000
Stock-based compensation	49,000	117,000
Accruals and other	17,000	25,000

	788,000	1,855,000
Less: Valuation allowance	(788,000)	(1,855,000)

Net deferred tax assets	$—	$—

As of December 31, 2006, the Company had net operating loss carryforwards of approximately $3.4 million, and $3.5 million available to reduce future taxable income, if any, for both federal and California state income tax purposes, respectively. The net operating loss carryforwards expire between 2014 and 2024.
As of December 31, 2006, the Company had tax credit carryforwards of approximately $143,000 million and $107,000 million available to reduce future taxable income, if any, for both federal and California state income tax purposes, respectively. The federal research and development credit carryforwards expire beginning in 2025, and the California research and development credit carries forward indefinitely.
Due to uncertainty surrounding realization of the deferred tax assets in future periods, the Company has placed a 100% valuation allowance against its net deferred tax assets. The valuation allowance increased $705,000 and $1,067,000 during the years ended December 31, 2005 and 2006, respectively. At such time as it is determined that it is more likely than not that the deferred tax assets are realizable, the valuation allowance will be reduced.
Utilization of the net operating loss carryforward may be subject to an annual limitation due to the ownership percentage change limitations provided by the Internal Revenue Code of 1986 and similar state provisions. The annual limitation may result in the expiration of the net operating loss before utilization.
9. Subsequent Events
In October 2007, the Company issued an additional promissory note payable to Hansen Medical, Inc. in exchange for cash of $100,000. The terms of the note were substantially equivalent to the prior note (see Note 5.)
In November 2007, the Company entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Hansen Medical, Inc., a Delaware corporation (“Hansen”). Upon the closing of the Merger Agreement, the Company’s equity interest was acquired by Hansen for up to $10.0 million payable at the closing of the Merger and possible milestone payments of up to $30.0 million upon achievement of regulatory clearances and revenue and partnering milestones. All payments under the Merger Agreement will generally be made half in cash and half in Hansen’s common stock. The number of shares to be issued under the Merger Agreement will be based on the average closing price per share of Hansen’s common stock for the twenty trading days up to and including the trading day that is two trading days immediately preceding each payment date. The amount received at closing included closing payments of 140,048 shares of Hansen’s common stock, approximately $4.5 million in cash and forgiveness of approximately $143,000 of outstanding notes payable. The transaction closed on November 15, 2007.

(b) Pro Forma Financial Information
Hansen Medical, Inc. and AorTx, Inc. Unaudited Pro Forma Condensed Consolidated Financial Information
The following unaudited pro forma condensed consolidated financial information is based upon Hansen Medical, Inc.’s (“Hansen”) and AorTx, Inc.’s (“AorTx”) historical consolidated financial statements and has been prepared to reflect the merger based on the purchase method of accounting. The historical consolidated financial statements have been adjusted to give effect to pro forma events that are directly attributable to the acquisition. The unaudited pro forma condensed consolidated balance sheet gives effect to the acquisition as if it had occurred on September 30, 2007. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2006 gives effect to the acquisition as if it had occurred on January 1, 2006 and the unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2007 gives effect to the acquisition as if it had occurred on January 1, 2007. The unaudited pro forma condensed consolidated statements of operations exclude material non-recurring charges relating to purchased in-process research and development. Such amounts totaled approximately $11.3 million at the acquisition date.
The unaudited pro forma condensed consolidated financial information is presented for informational purposes only. The pro forma information is not necessarily indicative of what the financial position or results of operations actually would have been had the acquisition been completed at the dates indicated. In addition, the unaudited pro forma condensed consolidated financial information does not purport to project the future financial position or operating results of Hansen after completion of the acquisition.

Hansen Medical, Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet at September 30, 2007
(in thousands)

	Hansen
	Medical,		Pro Forma		Pro Forma
	Inc.	AorTx, Inc.	Adjustments		Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$44,679	$63	$(5,266	)a	$39,476
Short-term investments	20,356	—	—		20,356
Accounts receivable	2,734	—	—		2,734
Inventories	2,455	—	—		2,455
Prepaids and other current assets	1,110	6	—		1,116

Total current assets	71,334	69	(5,266)		66,137

Property and equipment, net	2,265	41	—		2,306
Restricted cash	90	—	—		90
Deposits and other assets	187	12	—		199

Total assets	$73,876	$122	$(5,266)		$68,732

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$1,188	$671	$—		$1,859
Accrued liabilities	3,280	13	—		3,293
Deferred revenues	36	—	—		36
Current portion of long-term debt	2,052	43	(43	)b	2,052

Total current liabilities	6,556	727	(43)		7,240
Long-term debt, net of current portion	1,753	—	—		1,753
Other long-term liabilities	101	29	—		130
Warrant liability	—	2,652	(2,652	)c	—

Total liabilities	8,410	3,408	(2,695)		9,123

Redeemable convertible preferred stock	—	3,585	(3,585	)c	—

Stockholders’ equity (deficit)
Common stock	2	5	(5	)c	2
Additional paid-in capital	151,190	1,107	(1,107	)c	156,414
			5,224	d

Deferred stock-based compensation	(202)	—	—		(202)
Accumulated other comprehensive income	11	—	—		11
Accumulated deficit	(85,535)	(7,983)	7,983	c	(96,616)
			43	b
			(11,124	)e

Total stockholders’ equity (deficit)	65,466	(6,871)	1,014		59,609

Total liabilities and stockholders’ equity	$73,876	$122	$(5,266)		$68,732

The accompanying notes are an integral part of the pro forma condensed consolidated financial information.

Hansen Medical, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
for the Year Ended December 31, 2006
(in thousands)

	Hansen
	Medical,	AorTx,	Pro Forma		Pro Forma
	Inc.	Inc.	Adjustments		Consolidated
Operating expenses:
Research and development	$16,561	$1,553	$—		$18,114
General and administrative	10,122	723	—		10,845

Total operating expenses	26,683	2,276	—		28,959

Loss from operations	(26,683)	(2,276)	—		(28,959)
Interest income	1,631	12	—		1,643
Interest and other expense	(952)	(215)	—		(1,167)

Net loss	$(26,004)	$(2,479)	$—		$(28,483)

Basic and diluted net loss per share	$(7.09)				$(7.48)

Shares used to compute basic and diluted net loss per share	3,670		140	f	3,810

The accompanying notes are an integral part of the pro forma condensed consolidated financial information.

Hansen Medical, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
for the Nine Months Ended September 30, 2007
(in thousands)

	Hansen	AorTx,	Pro Forma		Pro Forma
	Medical, Inc.	Inc.	Adjustments		Consolidated
Revenues	$5,889	$—	$—		$5,889
Cost of goods sold	4,919	—	—		4,919

Gross profit	970	—	—		970

Operating expenses:
Research and development	13,886	1,131	—		15,017
General and administrative	16,241	431	(43	)b	16,629

Total operating expenses	30,127	1,562	(43)		31,646

Loss from operations	(29,157)	(1,562)	43		(30,676)
Interest income	3,013	6	—		3,019
Interest and other expense	(377)	(2,048)	2,048	g	(377)

Net loss	$(26,521)	$(3,604)	$2,091		$(28,034)

Basic and diluted net loss per share	$(1.23)				$(1.29)

Shares used to compute basic and diluted net loss per share	21,542		140	f	21,682

The accompanying notes are an integral part of the pro forma condensed consolidated financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS
1. Basis of Presentation
On November 1, 2007, Hansen Medical, Inc. announced that it had entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with AorTx, Inc. The acquisition was completed on November 15, 2007. AorTx is a privately held early stage developer of “percutaneous” or catheter-based valve technology. The acquisition will be accounted for as an acquisition of assets as the operations of AorTx did not meet the definition of a business as defined in Emerging Issues Task Force Issue No. 98-3 Determining Whether a Nonmonetary Transaction Involves Receipt of Productive Assets or of a Business. Assets acquired and liabilities assumed will be recorded at their estimated fair values. In accordance with Statement of Financial Accounting Standards No. 142 Goodwill and Other Intangible Assets, to the extent that the value of the merger consideration, including certain acquisition and closing costs, exceeds the fair value of the net assets acquired, such excess will be allocated among the relative fair values of the assets acquired and no goodwill will be recorded. Amounts allocated to identifiable intangible assets, if any, will be amortized over their estimated useful lives. Amounts allocated to acquired in-process research and development will be expensed immediately.
Under the terms of the Merger Agreement, Hansen acquired all of the outstanding equity interests of AorTx in exchange for 140,048 shares of Hansen common stock plus cash consideration of approximately $4.5 million and forgiveness of approximately $143,000 of notes payable. Hansen did not assume any stock options or other unvested equity securities in the agreement.
2. Purchase Price
The estimated purchase price of the acquisition is $10.5 million and is comprised of the following items (in thousands):

Cash consideration	$4,481
Forgiveness of notes payable	143
Issuance of Hansen Medical common stock	5,224
Transaction costs	685

Total	$10,533

The forgiveness of notes payable includes a $100,000 note that had not been issued as of September 30, 2007 and will be treated as a future cash outlay as of September 30, 2007 for pro forma purposes. The estimated purchase price above does not include any provisions for contingent milestone payments of up to $30.0 million, which would be payable to AorTx stockholders upon achievement of regulatory clearances and revenue and partnering milestones. Any milestone payments would be made half in cash and half in Hansen common stock. Milestone payments will be expensed in the period when and if such milestones are reached.
The fair value of the Hansen shares used in determining the purchase price was $37.30 per common share, based on the average closing price of Hansen’s common stock on the NASDAQ Global Market for the period from two trading days before through the two trading days after November 1, 2007, the date of the public announcement of the Merger Agreement.
The preliminary allocation of the estimated purchase price, assuming the acquisition closed as of September 30, 2007 is as follows (in thousands):

Current assets	$69
Property and equipment and other assets	53
Acquired in-process research and development	11,124
Current liabilities	(684)
Other long-term liabilities	(29)

Total	$10,533

The actual final determination of the purchase price allocation will be based on the fair values of the assets and liabilities assumed at the date of the closing of the acquisition based on the value of the tangible and identifiable intangible assets acquired.
Management has determined that technological feasibility of the acquired in-process research and development has not been reached and that the technology has only limited alternative future uses. Accordingly, the amount allocated to purchased research and development will be charged to the statement of operations in the period in which the acquisition is completed.
3. Pro Forma Adjustments
a — This represents the cash consideration of $4,481,000, advances to AorTx of $100,000 provided subsequent to September 30, 2007, but before the closing date and transaction costs of $685,000.
b — This represents the forgiveness of the $43,000 note from AorTx to Hansen which had been written off on Hansen’s balance sheet in September 2007 due to uncertainty of collectability.
c — This represents the elimination of AorTx’s historical preferred stock and the related preferred stock warrants, historical common stock and historical accumulated deficit balances.
d — This represents the issuance of 140,048 shares of Hansen common stock valued at $37.30 per share.
e — This represents the estimated fair value of acquired in-process research and development, which will be recorded as an expense in the period in which the acquisition is completed.
f — This represents the effect of the 140,048 of Hansen common stock issued on the weighted average shares outstanding for the period. The adjusted weighted average shares outstanding is then used to calculate the pro forma consolidated basic and diluted net loss per share.
g — This represents the elimination of the charge for the change in the fair value of freestanding warrants related to AorTx redeemable convertible preferred stock.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Hansen Medical, Inc. (Registrant)
Date: January 30, 2008	/s/ Steven M. Van Dick
Steven M. Van Dick
Chief Financial Officer